As filed with the Securities and Exchange Commission
			   on January 15, 1997
			  Registration No. 33-_____

		    SECURITIES AND EXCHANGE COMMISSION
			 Washington, D.C.   20549
			 _______________________

				 FORM S-3
		      REGISTRATION STATEMENT UNDER
		       THE SECURITIES ACT OF 1933
		       __________________________

		     HEALTH CARE REIT, INC.
(Exact name of Registrant as specified in governing instrument)

	DELAWARE                               34-1096634
(State of incorporation)          (IRS Employer Identification No.)

		      One SeaGate, Suite 1950
			Toledo, Ohio 43604
		     Telephone:  419-247-2800
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


			 GEORGE L. CHAPMAN
		Chairman of the Board, Chief Executive
		       Officer and President
		       Health Care REIT, Inc.
		      One SeaGate, Suite 1500
			Toledo, Ohio 43604
		     Telephone:  419-247-2800


			   Copy to :

		 Mary Ellen Pisanelli, Esquire
		   Shumaker, Loop & Kendrick
		    North Courthouse Square
			 1000 Jackson
		     Toledo, Ohio  43624
		       (419) 241-9000

 Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration
	   Statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.   _____

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. XX

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the
earlier effective registration statement for the same offering.   _____

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier registration statement for the same
offering.   _____

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.    _____
			  ______________________


		  CALCULATION OF REGISTRATION FEE

						 Proposed Maximum
Title of Shares                Proposed Maximum    Aggregate       Amount of
    to be       Amount to be   Offering Price   Offering Price   Registration
Registered (1)   Registered     Per Share (2)       (3) (4)         Fee (3)
-------------   ------------  ----------------  ---------------- -----------

Debt Securities
(5)

Preferred Stock,
$1.00 par value,
Depositary Shares

Common Stock,
$1.00 par value
(6)

Warrants

Total             $300,000,000                    $300,000,000    $90,909.09


(1) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Subject to Footnote (4), there are being registered hereunder an indeterminate principal amount of Debt Securities, Preferred Stock, Common Stock and Warrants as may be sold from time to time by the Registrant. This Registration Statement also covers contracts that may be issued by the Registrant under which the counterparty may be required to purchase Debt Securities, Preferred Stock, Common Stock or Warrants. Such contracts would be issued with Debt Securities, Preferred Stock, Common Stock or Warrants. There are also being registered hereunder an indeterminate principal amount of Debt Securities, Preferred Stock, Common Stock and Warrants as may be issuable upon conversion or exchange of Debt Securities, Preferred Stock or Warrants pursuant to antidilution provisions thereof.

(2) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of the Debt Securities, Preferred Stock, Common Stock and Warrants issued under this Registration Statement exceed $300,000,000.

(4) No separate consideration will be received for (i) Debt Securities, shares of Common Stock or Preferred Stock that are issued upon conversion of Debt Securities or Preferred Stock or (ii) Debt Securities, shares of Common Stock or Preferred Stock that are issued upon exercise of Warrants registered hereby.

(5) If any such Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $300,000,000.

(6) This Registration Statement also covers Preferred Stock Purchase Rights under the Registrant's Preferred Stock Purchase Rights Plan, which are attached to and tradeable only with the shares of Common Stock registered hereby. No registration fees are required for such shares and such rights because they will be issued for no additional consideration.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Commission, acting pursuant to said Section 8(a), may determine.


			 HEALTH CARE REIT, INC.
			 CROSS-REFERENCE SHEET

       Information Required to be
	 Included in Prospectus                  Location in Prospectus

Item 1                                           Not Applicable
  Outside Front Cover Page

Item 2
  (a)   Available Information                    Inside front cover page
  (b)   Reports to Security Holders              Not Applicable
  (c)   Incorporation by Reference               Incorporation of certain
						   documents by reference
  (d)   Stabilization                            Not Applicable
  (e)   Delivery of Prospectus by Dealers        Not Applicable
  (f)   Enforceability of Civil Liabilities
	     Against Foreign Persons             Not Applicable
  (g)   Table of Contents                        Outside back cover page

Item 3
  (a)   Summary Information                      Front cover page
  (b)   Address and Telephone Number             The Company;
						 Incorporation of certain
						 documents by reference
  (c)   Risk Factors                             Not Applicable
  (d)   Ratio of Earnings to Fixed Charges       Ratio of Earnings to
						   Fixed Charges

Item 4
  Use of Proceeds                                Use of Proceeds

Item 5
  Determination of Offering Price                Description of Debt
						   Securities, Description
						   of Warrants, Description
						   of Common Stock and
						   Preferred Stock

Item 6
  Dilution                                       Not Applicable

Item 7
  Selling Security Holders                       Not Applicable

Item 8
  Plan of Distribution                           Plan of Distribution

Item 9
  Description of Securities to be Registered     Description of Debt
						   Securities, Description
						   of Warrants, Description
						   of Common Stock and
						   Preferred Stock

Item 10
  Interests of Named Experts and Counsel         Legal Opinions;
										Experts

Item 11
  Material Changes                               Not Applicable

Item 12
  Incorporation of Certain Information           Incorporation of Certain
						   Documents

Item 13
  Disclosure of Commission Position on           Indemnification of Officers
    Indemnification for Securities Act             and Directors
    Liabilities



				PROSPECTUS

			 HEALTH CARE REIT, INC.
			    DEBT SECURITIES
			    PREFERRED STOCK
			     COMMON STOCK
			       WARRANTS

Health Care REIT, Inc. (the "Company") intends to issue from time to time, in one or more series, its (i) unsecured and senior or subordinated debt securities ("Debt Securities"); (ii) shares or fractional shares of preferred stock, $1.00 par value ("Preferred Stock"); (iii) shares of common stock, $1.00 par value ("Common Stock"); and (iv) warrants ("Warrants") to purchase Debt Securities, Preferred Stock or Common Stock ("Warrants"). The Debt Securities, the Preferred Stock, the Common Stock and the Warrants offered hereby (collectively, the "Offered Securities") may be offered, separately or as units with other offered securities, in separate series and amounts at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"), at an aggregate initial public offering price not to exceed $300,000,000, on terms to be determined at the time of sale.

The specific terms of the Offered Securities will be set forth in the applicable Prospectus Supplement and will include, where applicable,
(i) in the case of Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, priority, interest rate, time of interest, terms of redemption at the option of the Company or repayment at the option of the holder or for sinking fund payments, terms for conversion into or exchange for other Offered Securities and the initial public offering price; (ii) in the case of Preferred Stock, the series designation, the number of shares, the dividend, liquidation, redemption, conversion, voting and other rights and the initial public offering price; (iii) in the case of Common Stock, the specific number of shares and the initial public offering price; (iv) in the case of Warrants, the number and terms thereof, the designation and the number of Offered Securities issuable upon their exercise, the exercise price, any listing of the Warrants or the underlying Offered Securities on a securities exchange and any other terms in connection with the offering, sale and exercise; and, (v) in the case of all Offered Securities, whether such Offered Securities will be offered separately or as a unit with other Offered Securities. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Offered Securities, in each case as may be appropriate to preserve the status of the Company as a qualified real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). The applicable Prospectus Supplement will contain information, where applicable, concerning certain United States Federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities.

The Offered Securities may be offered directly, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any designated agents or underwriters are involved in the sale of the Offered Securities, they will be identified and their compensation will be described in the applicable Prospectus Supplement. See "Plan of Distribution." Also, the net proceeds to the Company from such sale will be set forth in the Prospectus Supplement. No Offered Securities may be sold without the delivery of the applicable Prospectus Supplement describing such Offered Securities and the method and terms of the offering thereof.

The shares of Common Stock of the Company are listed on the New York Stock Exchange under the symbol "HCN." On January 10, 1997, the reported last sale price of the shares of Common Stock on the New York Stock Exchange was $24.625 per share.
			  ____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSIONER NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTA-TION TO THE CONTRARY IS A CRIMINAL OFFENSE.
			  ___________________

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
			  ____________________

	    The date of this Prospectus is January 15, 1997

			   AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at its Regional Offices at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Suite 1300, Seven World Trade Centre, New York, New York 10048, and can also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York, 10005. Copies of such material can be obtained from the public reference section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees.

This Prospectus is part of a Registration Statement on Form S-3 (together with all amendments and all exhibits, the "Registration Statement"), filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information, reference is made to the Registration Statement.

	      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference:

     1.  Annual Report on Form 10-K for the year ended December 31, 1995.

     2. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996.

     3. Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996.

     4. Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996.

     5.  Current Reports on Form 8-K filed with the Commission on
	 May 16, 1996, September 5, 1996 and December 12, 1996.

     6. All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated herein by reference and to be a part of this Prospectus from the date of filing of each such document.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, and any accompanying Prospectus Supplement relating to a specific offering of Offered Securities or in any other subsequently filed document, as the case may be, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any accompanying Prospectus Supplement. The Company will provide on request and without charge to each person to whom this Prospectus is delivered, upon the oral or written request of such person, a copy (without exhibits) of any or all documents incorporated by reference to this Prospectus. Requests for such copies should be directed to Erin C. Ibele, Vice President and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, Toledo, Ohio 43604, telephone number (419) 247-2800.

				 THE COMPANY

Health Care REIT, Inc. (the "Company") is a self-administered real estate investment trust ("REIT") that invests in health care facilities, primarily nursing homes, assisted living facilities and retirement centers. As of September 30, 1996, nursing homes, assisted living facilities and retirement centers comprised approximately 84% of the investment portfolio. Founded in 1970, the Company was the first real estate investment trust to invest exclusively in health care facilities.

The Company's objective is to enable stockholders to participate in health care investments that produce income and preserve principal. Since its inception, the Company has paid 102 consecutive quarterly dividends.

The shares of the common stock of the Company are listed on the New York Stock Exchange under the symbol "HCN." The Company's executive offices are located at One SeaGate, Suite 1500, Toledo, Ohio, 43604, and the telephone number is (419) 247-2800.

			      USE OF PROCEEDS

Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be used to finance, either directly or indirectly, the Company's investments in health care facilities and will allow the Company to pursue additional health care property investments and complete unfunded commitments.

		    RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges of the Company for the periods indicated. For purposes of calculating such ratio, "earnings" includes net income plus fixed charges reduced by the amount of interest capitalized. "Fixed charges" consists of interest whether expensed or capitalized and the amortization of loan expenses. The Company did not have any Preferred Stock outstanding for any period presented. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges for the periods presented.

		Nine Months Ended       Year ended December 31,
		    Sept. 30,      --------------------------------
		      1996         1995   1994   1993   1992   1991
		-----------------  ----   ----   ----   ----   ----
Consolidated ratio
of earnings to
fixed charges
(unaudited) ........  2.80         2.01   3.42   2.80   2.97   2.17


			DESCRIPTION OF DEBT SECURITIES

     General

The Debt Securities may be issued in one or more series under an Indenture to be executed by the Company and a trustee (the "Trustee"), a form of which is included as an exhibit to the Registration Statement of which this Prospectus is a part (the "Indenture"). The terms of the Debt Securities may include those stated in the Indenture and those made a part of the Indenture (before any supplements) by reference to the Trust Indenture Act of 1939, as amended (the "TIA").

The following is a summary of certain provisions of the Indenture and does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the Indenture, including the definitions of certain terms therein to which reference is hereby made for a complete statement of such provisions. Wherever particular provisions or sections of the Indenture or terms defined therein are referred to herein, such provisions or definitions are incorporated herein by reference.

     Terms

The Debt Securities will be direct, unsecured obligations of the Company.

The Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of the Company or as established in one or more indentures supplemental to such Indenture. Debt Securities may be issued with terms different from those of Debt Securities previously issued. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series.

The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee and, except as otherwise indicated herein, any action described herein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

The Prospectus Supplement will describe certain terms of any Debt
Securities offered hereby, including:

     (1)  the title of such Debt Securities;

     (2) the aggregate principal amount of such Debt Securities and any limit on such principal amount;

     (3) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities that is convertible into Capital Stock of the Company or the method by which any such portion will be determined;

     (4) if convertible, in connection with the preservation of the Company's status as a REIT, any applicable limitations on the ownership or transferability of the Capital Stock of the Company into which such Debt Securities are convertible;

     (5) the date or dates, or the method by which such date or dates will be determined, on which the principal of such Debt
	  Securities will be payable and the amount of principal payable thereon;

     (6) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which such interest will accrue or the method by which such date or dates will be determined, the Interest Payment Dates on which any such interest will be payable and the Regular Record Dates for such Interest Payment Dates, or the method by which such Dates will be determined, and the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months;

     (7) the place or places where the principal of (and premium or Make-Whole Amount as defined in the Indenture, if any), interest, if any, and Additional Amounts, if any, payable in respect of, such Debt Securities will be payable, where such Debt Securities may be surrendered for registration of, transfer or exchange and where notices or demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served;

     (8) the period or periods within which, the price or prices (including premium or Make-Whole Amount, if any) at which, the currency or currencies, currency unit or units or composite currency or currencies in which and other terms and conditions upon which such Debt Securities may be redeemed in whole or in part, at the option of the Company, if the Company is to have the option;

     (9) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

    (10) whether such Debt Securities will be in registered or bearer form and terms and conditions relating thereto, and, if other than $1,000 and any integral multiple thereof, the denominations in which any registered Debt Securities will be issuable and, if other than $1,000 the denomination or denominations in which any bearer Debt Securities will be issuable;

    (11) if other than United States dollars, the currency or currencies in which such Debt Securities will be denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies;

    (12) whether the amount of payments of principal (and premium or Make-Whole Amount, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), and the manner in which such amounts will be determined;

    (13) whether the principal of (and premium or Make-Whole Amount, if any) or interest or Additional Amounts, if any, on such Debt Securities are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are to be so payable;

    (14) provisions, if any, granting special rights to the Holders of such Debt Securities upon the occurrence of such events as may be specified;

    (15) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Debt Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the applicable Indenture;

    (16) whether such Debt Securities will be issued in certificated or book-entry form;

    (17) the applicability, if any, of the defeasance provisions of the applicable Indenture;

    (18) whether and under what circumstances the Company will pay Additional Amounts as contemplated in the applicable Indenture on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option); and

    (19) any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture.

The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Special United States federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     Conversion Rights
     -----------------

     (1) The terms, if any, on which Debt Securities of any series may be converted into shares of Common Stock or Debt Securities of another series will be set forth in the Prospectus Supplement relating thereto. To protect the Company's status as a REIT, the holders of Debt Securities of any series ("Holders") may not convert any Debt Security, and such Debt Security shall not be convertible by any Holder, if as a result of such conversion any person would then be deemed to beneficially own, directly or indirectly, 9.8% or more of the then outstanding shares of Common Stock.

     (2) The conversion price will be subject to adjustment under certain conditions, including (a) the payment of dividends (and other distributions) in shares of Common Stock; (b) subdivisions, combinations and reclassifications of shares of Common Stock;
	  (c) the issuance to all or substantially all holders of shares of Common Stock of rights or warrants entitling them to subscribe for or purchase shares of Common Stock at a price per share (or having a conversion price per share of Common Stock) less than the then current market price; and (iv) distributions to all or substantially all holders of shares of Common Stock or shares of any other class, of evidences of indebtedness or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above and dividends and distributions not prohibited under the terms of the Indenture) of the Company, subject to the limitation that all adjustments by reason of any of the foregoing would not be made until they result in a cumulative change in the conversion price of at least 1%. In the event the Company shall effect any capital reorganization or reclassification of its shares of Common Stock or shall consolidate or merge with or into any trust or corporation (other than a consolidation or merger in which the Company is the surviving entity) or shall sell or transfer substantially all its assets to any other trust or corporation, the Holders shall, if entitled to convert such Debt Securities at any time after such transaction, receive upon conversion thereof, in lieu of each share of Common Stock into which the Debt Securities of such series would have been convertible prior to such transaction, the same kind and amount of stock and other securities, cash or property as shall have been issuable or distributable in connection with such transaction with respect to each share of Common Stock.

     (3) A conversion price adjustment made according to the provisions of the Debt Securities of any series (or the absence of provision for such an adjustment) might result in a constructive distribution to the Holders of Debt Securities of such series or holders of shares of Common Stock that would be subject to taxation as a dividend. The Company may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of shares of Common Stock resulting from any dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason. The Board of Directors will also have the power to resolve any ambiguity or correct any error in the provisions relating to the adjustment of the conversion price of the Debt Securities of such series and its actions in so doing shall be final and conclusive.

     (4) Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based upon market price.

     (5) The Holders of Debt Securities of any series at the close of business on an interest payment record date shall be entitled to receive the interest payable on such Debt Securities on the corresponding interest payment date notwithstanding the conversion thereof. However, Debt Securities surrendered for conversion during the period from the close of business on any record date for the payment of interest to the opening of business on the corresponding interest payment date must be accompanied by payment of an amount equal to the interest payable on such interest payment date. Holders of Debt Securities of any series who convert Debt Securities of such series on an interest payment date will receive the interest payable by the Company on such date and need not include payment in the amount of such interest upon surrender of such Debt Securities for conversion.

			      CERTAIN COVENANTS

     Merger, Consolidation or Sale.
     ------------------------------

The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that (a) either the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is a Person organized and existing under the laws of the United States or any State thereof and shall expressly assume payment of the principal of (and premium or Make-Whole Amount, if any) and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default under an Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an Officers' Certificate and legal opinion covering such conditions shall be delivered to the Trustee.

     Optional Redemption.
     --------------------

The Debt Securities of any series that are convertible into shares of Common Stock will be subject to redemption, in whole or from time to time in part, at any time for certain reasons intended to protect the Company's status as a REIT at the option of the Company on at least 30 days' prior notice by mail at a redemption price equal to 100% of the principal amount, plus interest accrued to the date of redemption.
See DESCRIPTION OF CAPITAL STOCK - "Redemption and Restrictions on
Transfer."

     Dividends, Distributions and Acquisitions.
     ------------------------------------------

The Indenture provides that the Company will not (a) declare or pay any dividend or make any distribution on its shares of Common Stock or to holders of its shares of Common Stock (other than dividends or distributions payable in its shares of Common Stock or other than as the Company determines is necessary to maintain its status as a REIT) or
(b) purchase, redeem or otherwise acquire or retire for value any of its shares of Common Stock or permit any subsidiary to do so, if at the time of such action an Event of Default (as defined in the Indenture) has occurred and is continuing or would exist immediately after giving effect to such action.

     Additional Covenants.
     ---------------------

Any additional covenants of the Company with respect to a series of the Debt Securities will be set forth in the Prospectus Supplement relative thereto.

Modification of the Indentures

Modifications and amendments of the Indenture may be made with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities issued under such Indenture that are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby, (a) change the Stated Maturity of the principal of (or premium or Make-Whole Amount, if any), or any installment of principal of or interest or Additional Amounts payable on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium or Make-Whole
Amount payable on redemption of, or any Additional Amounts payable with respect to, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security or Make-Whole Amount, if any, that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security; (c) change the Place of Payment, or the coin or currency, for payment of principal of (and premium or Make-Whole Amount, if any), or interest on, or any Additional Amounts payable with respect to, any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the percentage of Outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or
(f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security.

The Holders of not less than a majority in principal amount of Outstanding Debt Securities issued under the Indenture have the right to waive compliance by the Company with certain covenants in the Indenture.

Events of Default, Notice and Waiver

The Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder:
(a) default for 30 days in the payment of any installment of interest or Additional Amounts payable on any Debt Security of such series;
(b) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Debt Security of such series at its Maturity;
(c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance of any other covenant of the Company contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the Indenture; (e) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor) having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled within 10 days after written notice as provided in the Indenture;
(f) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any Subsidiary in an aggregate amount (excluding amounts fully covered by insurance) in excess of $10,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts fully covered by insurance) in excess of $10,000,000 for a period of 30 consecutive days; (g) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary or for all or substantially all of either of its property; and (h) any other Event of Default provided with respect to such series of Debt Securities. The term "Significant Subsidiary" means each significant subsidiary as defined in Regulation S-X promulgated under the Securities Act of the Company.

If an event of Default under the Indenture with respect to Debt
Securities of any series at the time outstanding occurs and is continuing, then in every such case the Trustees or Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of, and premium or Make-Whole Amount, if any, on, all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company and to the Trustee if given by the Holders. However, at any time after such declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of such series
(or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if (a) the Company shall have deposited with the Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any) and interest, and any Additional Amounts, on the Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the Trustee and
(b) all Events of Default, other than the nonpayment of accelerated principal (or specified portion thereof and the premium or Make-Whole Amount, if any) or interest, with respect to the Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in the Indenture. The Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest or Additional Amounts payable on any Debt Security of such series or (ii) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby.

A Trustee is required to give notice to the Holders of Debt Securities within 90 days of a default under the applicable Indenture; provided, however, that a Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest or Additional Amounts payable on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers of such Trustee consider such withholding to be in the interest of such Holders.

The Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of reasonable indemnity. This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium or Make-Whole Amount, if any), interest on and Additional Amounts payable with respect to, such Debt Securities at the respective due dates thereof.

Book-Entry System

The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of a depository (the "Depository") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any nominee of such Depository to a successor Depository or any nominee of such successor.

The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company expects that unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to depository arrangements.

Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts shall be designated by the underwriters, dealers or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered directly by the Company. Ownership of beneficial interests in such Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository for such Global Security or its nominee (with respect to beneficial interests of Participants) and records of Participants (with respect to beneficial interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a Global Security.

So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as described below or in the applicable Prospectus Supplement, owners of beneficial interest in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

Payments of principal of, any premium or Make-Whole Amount and any interest on, or any Additional Amounts payable with respect to, individual Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company expects that the Depository for any Debt Securities or its nominee, upon receipt of any payment of principal, premium, Make-Whole Amount, interest or Additional Amounts in respect of the Global Security representing such Debt Securities will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depository or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name. Such payments will be the responsibility of such Participants.

If a Depository for any Debt Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual Debt Securities in exchange for the Global Security representing such Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any of such Debt Securities represented by one or more Global Securities and in such event will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. Individual Debt Securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

Governing Law

The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of Ohio.

			DESCRIPTION OF WARRANTS

The Company may issue, together with any other series of Securities offered or separately, Warrants entitling the holder to purchase from or sell to the Company, or to receive from the Company the cash value of the right to purchase or sell, Debt Securities, shares of Preferred Stock or Common Stock. The Warrants are to be issued under a Warrant Agreement (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as set forth in the applicable Prospectus Supplement relating to the particular issue of Warrants. Copies of the form of Warrant Agreement, including the form of Warrant Certificate representing the Warrants (the "Warrant Certificates"), are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

In the case of each series of Warrants, the applicable Prospectus Supplement will describe the terms of the Warrants being offered thereby, including the following, if applicable: (a) the offering price;
(b) the currencies in which such Warrants are being offered; (c) the number of Warrants offered; (d) the securities underlying the Warrants;
(e) the exercise price, the procedures for exercise of the Warrants and the circumstances, if any, that will cause the Warrants to be deemed to be automatically exercised; (f) the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire; (g) U.S. federal income tax consequences; and (h) other terms of the Warrants.

Warrants may be exercised at the appropriate office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of Warrants entitling the holder to purchase any securities, holders of such Warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments made to holders of such securities.

The Warrant Agreements may be amended or supplemented without the consent of the holders of the Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Warrants and that do not adversely affect the interests of the holders of the Warrants.

			DESCRIPTION OF COMMON STOCK
			    AND PREFERRED STOCK

General

The Company is authorized to issue 40,000,000 shares of Common Stock, $1.00 par value per share. The Company had outstanding 16,079,931 shares of common stock, $1.00 par value per share (the "Common Stock"), on September 30, 1996. The shares constitute the only class of outstanding voting securities of the Company.

The Company is authorized to issue 10,000,000 shares of Preferred Stock, $1.00 par value per share. No shares of Preferred Stock (the "Preferred Stock") were outstanding on September 30, 1996. The Company has authorized the issuance of 13,000 shares of Junior Participating Stock, Series A ("Series A Preferred Stock") which is discussed below.

The following statements with respect to the capital stock of the Company are subject to detailed provisions of the Company's Certificate of Incorporation, as amended (the "Certificate"), and the Company's By-Laws (the "By-Laws") as currently in effect. These statements do not purport to be complete, or to give full effect of the terms of the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of the Certificate and By-Laws which are filed as exhibits to the registration statement.

Series A Preferred Stock

On July 19, 1994, the Board of Directors of the Company authorized the issuance of one preferred share purchase right (a "Right") for each outstanding share of Common Stock. Under certain conditions, each Right may be exercised to purchase one one-thousandth of a share of Junior Participation Preferred Stock, Series A, par value $1.00 per share ("Series A Preferred Stock"), of the Company at a price of $48. The number of Rights outstanding and Series A Preferred Stock issuable upon exercise, as well as the Series A Preferred Stock purchase price, are subject to customary antidilution adjustments.

The Rights are evidenced by the certificates for shares of Common Stock, and in general are not transferable apart from the Common Stock or exercisable until after a party has acquired beneficial ownership of, or made a tender offer for 15% or more of the outstanding Common Stock of the Company (an "Acquiring Person"), or the occurrence of other events as specified in a Rights Agreement between the Company and Chemical Mellon Bank, as Rights Agent. Under certain conditions as specified in the Rights Agreement, including but not limited to, the acquisition by a party of 15% or more of the outstanding Common Stock of the Company, or the acquisition of the Company in a merger or other business combination, each holder of a Right (other than an Acquiring Person, whose Rights will be void) will receive upon exercise thereof and payment of the exercise price that number of shares of Common Stock of the Company, or of the other party, as applicable, having a market value of two times the exercise price of the Right.

The Rights expire on August 5, 2004, and until exercised, the holder thereof, as such, will have no rights as a stockholder of the Company.
At the Company's option, the Rights may be redeemed in whole at a price of $.01 per Right at any time prior to becoming exercisable. In general, the Company may also exchange the Rights at a ratio of one share of Common Stock per Right after becoming exercisable but prior to the acquisition of 50% or more of the outstanding shares of Common Stock by any party.

Series A Preferred Stock issuable upon exercise of the Rights will not be redeemable. Each share of Series A Preferred Stock will have 1,000 votes and will be entitled to (a) a minimum preferential quarterly dividend payment equal to the greater of $25.00 per share or 1,000 times the amount of the dividends per share paid on the Common Stock,
(b) a liquidation preference in an amount equal to the greater of $100 or 1,000 times the amount per share paid on the Common Stock, and
(c) a payment in connection with a business combination (in which shares of Common Stock are exchanged) equal to 1,000 times the amount per share paid on the Common Stock.

Common Stock

Holders of the shares of Common Stock are entitled to receive dividends when declared by the Board of Directors and after payment of, or provision for, full cumulative dividends on and any required redemptions of shares of Preferred Stock then outstanding. Holders of the shares of Common Stock have one vote per share and noncumulative voting rights, which means that holders of more than 50% of the shares of voting Common Stock can elect all the directors if they choose to do so, and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors. In the event of any voluntary or involuntary liquidation or dissolution of the Company, holders of the shares of Common Stock are to share ratably in the distributable assets of the Company remaining after the satisfaction of the prior preferential rights of the holders of the shares of Preferred Stock and the satisfaction of all debts and liabilities of the Company. Holders of the shares of Common Stock do not have preemptive rights. The transfer agent for the Common Stock is Chemical Bank.

Preferred Stock

The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which a Prospectus Supplement may relate. Specific terms of any series of Preferred Stock offered by a Prospectus Supplement will be described in that Prospectus Supplement. The description set forth below is subject to and qualified in its entirety by reference to the Certificate fixing the preferences, limitations and relative rights of a particular series of Preferred Stock.

     General.
     --------

Under the Certificate, the Board of Directors of the Company is authorized, without further stockholder action, to provide for the issuance of up to 10,000,000 shares of Preferred Stock, in one or more series, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as the Board of Directors shall approve.

The Preferred Stock will have the dividend, liquidation, redemption, conversion and voting rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of Preferred Stock offered thereby for specific terms, including: (a) the title and liquidation preference per share of such Preferred Stock and the number of shares offered;
(b) the price at which such series will be issued; (c) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to accumulate;
(d) any redemption or sinking fund provisions of such series; (e) any conversion provisions of such series; and (f) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such series.

The Preferred Stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the Prospectus Supplement relating to a particular series of Preferred Stock, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of Preferred Stock and, in all cases, will be senior to the shares of Common Stock.

     Dividend Rights.
     ----------------

Holders of the shares of Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors, out of assets of the Company legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Stock. Such rate may be fixed or variable or both and may be cumulative, noncumulative or partially cumulative.

If the applicable Prospectus Supplement so provides, as long as any shares of Preferred Stock are outstanding, no dividends will be declared or paid or any distributions be made on the Common Stock, other than a dividend payable in shares of Common Stock, unless the accrued dividends on each series of Preferred Stock have been fully paid or declared and set apart for payment and the Company shall have set apart all amounts, if any, required to be set apart for all sinking funds, if any, for each series of Preferred Stock.

If the applicable Prospectus Supplement so provides, when dividends are not paid in full upon any series of Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with such series of Preferred Stock, all dividends declared upon such series of Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series of Preferred Stock and such other series will in all cases bear to each other the same ratio that accrued in dividends per share on such series of Preferred Stock and such other series bear to each other.

Each series of Preferred Stock will be entitled to dividends as described in the Prospectus Supplement relating to such series, which may be based upon one or more methods of determination. Different series of Preferred Stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Except as provided in the applicable Prospectus Supplement, no series of Preferred Stock will be entitled to participate generally in the earnings or assets of the Company.

     Rights Upon Liquidation.
     ------------------------

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to stockholders the amount stated or determined on the basis set forth in the Prospectus Supplement relating to such series, which may include accrued dividends, if such liquidation, dissolution or winding up is involuntary or may equal the current redemption price per share (otherwise than for the sinking fund, if any, provided for such series) provided for such series set forth in such Prospectus Supplement, if such liquidation, dissolution or winding up is voluntary, and on such preferential basis as is set forth in such Prospectus Supplement. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to Preferred Stock of any series and any other shares of stock of the Company ranking as to any such distribution on a parity with such series of Preferred Stock are not paid in full, the holders of shares of Preferred Stock of such series and of such other shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled or on such other basis as is set forth in the applicable Prospectus Supplement.
The rights, if any, of the holders of any series of Preferred Stock to participate in the assets of the Company remaining after the holders of other series of Preferred Stock have been paid their respective specified liquidation preferences upon any liquidation, dissolution or winding up the Company will be described in the Prospectus Supplement relating to such series.

     Redemption.
     -----------

A series of Preferred Stock may be redeemable, in whole or in part, at the option of the Company, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon terms, at the times, the redemption prices and for the types of consideration set forth in the Prospectus Supplement relating to such series. The Prospectus Supplement relating to a series of Preferred Stock which is subject to mandatory redemption shall specify the number of shares of such series that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to any accrued and unpaid dividends thereon to the date of redemption.

If, after giving notice of redemption to the holders of a series of Preferred Stock, the Company deposits with a designated bank funds sufficient to redeem such shares of Preferred Stock, then from and after such deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right to convert such shares into other classes of capital stock of the Company. The redemption price will be stated in the Prospectus Supplement relating to a particular series of Preferred Stock.

Except as indicated in the applicable Prospectus Supplement, the Preferred Stock is not subject to any mandatory redemption at the option of the holder.

     Sinking Fund.
     -------------

The Prospectus Supplement for any series of Preferred Stock will state the terms, if any, of a sinking fund for the purchase or redemption of that series.

     Conversion Rights.
     ------------------

The Prospectus Supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of Common Stock or another series of Preferred Stock. The
Preferred Stock will have no preemptive rights.

     Voting Rights.
    ---------------

Except as indicated in the Prospectus Supplement relating to a particular series of Preferred Stock, or except as expressly required by Delaware law, a holder of Preferred Stock will not be entitled to vote. Except as indicated in the Prospectus Supplement relating to a particular series of Preferred Stock, in the event the Company issues full shares of any series of Preferred Stock, each such share will be entitled to one vote on matters on which holders of such series of Preferred Stock are entitled to vote.

Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of all series of Preferred Stock, voting as a separate voting group, will be required for (a) the authorization of any class of stock ranking prior to or on parity with shares of Preferred
Stock or the increase in the number of authorized shares of any such stock,
(b) any increase in the number of authorized shares of shares of Preferred Stock, and (c) certain amendments to the Articles that may be adverse to the rights of Preferred Stock outstanding.

     Transfer Agent and Registrar.
     -----------------------------

The transfer agent, registrar and dividend disbursement agent for a series of Preferred Stock will be selected by the Company and be described in the applicable Prospectus Supplement. The registrar for shares of Preferred Stock will send notices to stockholders of any meetings at which holders of the shares of Preferred Stock have the right to vote on any matter.

Redemption and Restrictions on Transfer

In order to preserve the Company's status as a REIT as defined in the Code, the Company can redeem or stop the transfer of its shares. The Company's Certificate of Incorporation provides that the Company is organized to qualify as a REIT. Because the Code provides that the concentration of more than 50% in value of the direct or indirect ownership of its shares in five or fewer individual stockholders during the last six months of any year would result in the disqualification of the Company as a REIT, the Company's Certificate of Incorporation provides that the Company has the power to treat any transfer or issuance resulting in the 9.8% to be exceeded as null and void and treat the stockholder as holding the securities on behalf of the Company.

REIT Qualification

Generally, for each taxable year during which the Company qualifies as a real estate investment trust, it will not be taxed on the portion of its taxable income (including capital gains) that is distributed to stockholders. Any undistributed income or gains will be taxed to the Company at regular corporate tax rates. The Company will be subject to tax at the highest corporate rate on its net income from foreclosure property, regardless of the amount of its distributions. The highest corporate tax rate is currently 35%. Failure to qualify could result in the Company's incurring indebtedness and perhaps liquidating investments in order to pay the resulting taxes.

			   PLAN OF DISTRIBUTION

The Company may sell Offered Securities to or through underwriters or may sell Offered Securities to investors directly or through designated agents. Any such underwriter or agent involved in the offer or sale of the Offered Securities will be named in the applicable Prospectus Supplement.

Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may, from time to time, authorize underwriters acting as agents to offer and sell the Offered Securities upon the terms and conditions set forth in the Prospectus Supplement. In connection with the sale of the Offered Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions (which may be changed from time to time) from the underwriters and or from the purchasers for whom they may act as agents.

Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities and any discounts, concessions, or commissions allowed by the underwriters to participating dealers would be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each contract will be for an amount not less than, and the principal amount of Offered Securities sold pursuant to Contracts shall not be less or more than the respective amount stated in such Prospectus Supplement. Institutions with which Contracts, when authorized, may be made with commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except
(a) the purchase by an institution of the Offered Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject; and (b) the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts. The commission indicated in the Prospectus Supplement will be paid to agents and underwriters soliciting purchases of Offered Securities pursuant to Contracts accepted by the Company. Agents and underwriters shall have no responsibility in respect to this delivery or performance of Contracts.

Certain of the underwriters and their affiliates may be customers of, engaged in transaction with, and perform services for, the Company in the ordinary course of business.

			       LEGAL OPINIONS

The validity of the Offered Securities will be passed upon by Shumaker, Loop & Kendrick, LLP, Toledo, Ohio.

				 EXPERTS

The consolidated financial statements of Health Care REIT, Inc. appearing in Health Care REIT, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


				PART II

		 INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Expenses payable in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions, are estimated as follows:

     Securities and Exchange Commission filing fees . . $90,909.09
     Legal fees and expenses. . . . . . . . . . . . . .  22,000.00
     Accounting fees and expenses . . . . . . . . . . .   4,000.00
     Miscellaneous. . . . . . . . . . . . . . . . . . .   2,000.00

	  TOTAL . . . . . . . . . . . . . . . . . . . . $118,909.09

Item 15.  Indemnification of Officers and Directors.

Section 7 of the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate") provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware (the "GCL"), or (iv) for any transaction from which the director derived any improper personal benefit. Section 7 also provides that if the GCL is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the extent permitted by the GCL, as so amended. The Restated Certificate also states that any repeal or modification of the foregoing paragraph by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

The Company's By-Laws (the "By-Laws") provide that the Company shall indemnify, to the extent permitted by the GCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, partner or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding.

Item 16.  Exhibits

     Exhibit
     Number                         Exhibit
     -------                        -------

     4.11           Second Restated Certificate of Incorporation.

     4.22           By-Laws of Health Care REIT, Inc.

     4.33           Rights Agreement.

     4.44           Form of Indenture

     5.1          Opinion of Shumaker, Loop & Kendrick, LLP.

    23.1 Consent of Ernst & Young LLP, independent auditors.

    23.2 Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

    24.1          Powers of Attorney.


Item 17.  Undertakings

     (A)  The undersigned hereby undertakes:

	  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

	       (i)  To include any prospectus required by section
		    18(a)(3) of the Securities Act of 1933;

	       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the charges in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

	       (iii) To include any material information with respect to
		     the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

	  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
	  section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (D)  The undersigned registrant hereby undertakes that:

	  (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

	 (ii) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (E) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section
	  305(b)(2) of the Trust Indenture Act.



				SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Toledo, State of Ohio on January 15, 1997.

					HEALTH CARE REIT, INC.


				  By: /S/ George L. Chapman
				      ----------------------------
				      George L. Chapman
				      Chairman of the Board, Chief
				      Executive Officer and President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

	Signature                  Title                 Date
-----------------------   -----------------------  ----------------


/S/ PIER C. BORRA           Director
Pier C. Borra                                      January 15, 1997


/S/ BRUCE G. THOMPSON       Director
Bruce G. Thompson                                  January 15, 1997


/S/ RICHARD A. UNVERFERTH   Director
Richard A. Unverferth                              January 15, 1997


/S/ FREDERIC D. WOLFE       Director
Frederic D. Wolfe                                  January 15, 1997


/S/ SHARON M. OSTER         Director               January 15, 1997
Sharon M. Oster


/S/ WILLIAM C. BALLARD, JR.     Director
William C. Ballard, Jr.                            January 15, 1997


/S/ MICHAEL A. CRABTREE   Principal Accounting
Michael A. Crabtree       Officer                  January 15, 1997


/S/ BRUCE DOUGLAS         Director
Bruce Douglas                                      January 15, 1997


/S/ RICHARD C. GLOWACKI   Director
Richard C. Glowacki                                January 15, 1997


/S/ EDWARD F. LANGE, JR.  Vice President and
Edward F. Lange, Jr.      Principal Financial
			  Officer                  January 15, 1997


/S/ GEORGE L. CHAPMAN     Chairman of the Board,
George L. Chapman         Principal Executive
			  Officer and President    January 15, 1997


*By:/S/ GEORGE L. CHAPMAN
    GEORGE L. CHAPMAN, Attorney-in-Fact



			     EXHIBIT 5.1

		      SHUMAKER, LOOP & KENDRICK
			 1000 Jackson Street
			 Toledo, Ohio  43624

			    419-321-1313


			  January 15, 1997


George L. Chapman
Chairman of the Board,
Chief Executive Officer
and President
Health Care REIT, Inc.
One SeaGate, Suite 1500
Toledo, Ohio  43604

Re:  Health Care REIT, Inc.
     Registration Statement on Form S-3
     SEC File No. 33-________

Dear Mr. Chapman:

We have acted as counsel to Health Care REIT, Inc. (the "Company") in connection with the preparation and filing of its Registration Statement on Form S-3 with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, for the registration of the Company's securities at an aggregate initial public offering price not to exceed $300,000,000, on terms to be determined at the time of sale (the "Securities").

In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

Based upon the foregoing, it is our opinion that the Securities will be, when issued and sold pursuant to a Prospectus Supplement, legally and validly issued and fully paid and nonassessable, and in the case of debt securities will be binding obligations of the Company.

The undersigned hereby consents to the filing of this opinion as
Exhibit 5.1 to the Registration Statement.

Very truly yours,

SHUMAKER, LOOP & KENDRICK, LLP


By: /S/ MARY ELLEN PISANELLI
------------------------------
	Mary Ellen Pisanelli



			       EXHIBIT 23.1

		    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. _________) and related Prospectus of Health Care REIT, Inc. for the registration of Offered Securities not to exceed an initial public offering price of $300,000,000 and to the incorporation by reference therein of our report dated February 6, 1996, with respect to the consolidated financial statements and schedule of Health Care REIT, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP


Toledo, Ohio
January 15, 1997



				Exhibit 24.1

			     POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director of Health Care REIT, Inc. (the "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act debt securities, shares of preferred stock, $1.00 par value per share, shares of common stock, $1.00 par value per share, and warrants (collectively "Offered Securities"), hereby constitutes and appoints GEORGE L. CHAPMAN and BRUCE G. THOMPSON his true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity as director, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's Offered Securities on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 15th day of January, 1997.

						 /S/ PIER C. BORRA
						     Pier C. Borra
						     Director



			       POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director of Health Care REIT, Inc. (the "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act debt securities, shares of preferred stock, $1.00 par value per share, shares of common stock, $1.00 par value per share, and warrants (collectively "Offered Securities"), hereby constitutes and appoints GEORGE L. CHAPMAN and BRUCE G. THOMPSON his true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity as director, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's Offered Securities on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 15th day of January, 1997.

						 /S/ BRUCE G. THOMPSON
						     Bruce G. Thompson
						     Director



			       POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director of Health Care REIT, Inc. (the "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act debt securities, shares of preferred stock, $1.00 par value per share, shares of common stock, $1.00 par value per share, and warrants (collectively "Offered Securities"), hereby constitutes and appoints GEORGE L. CHAPMAN and BRUCE G. THOMPSON his true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity as director, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's Offered Securities on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 15th day of January, 1997.

					       /S/ RICHARD A. UNVERFERTH
						   Richard A. Unverferth
						   Director


			       POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director of Health Care REIT, Inc. (the "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act debt securities, shares of preferred stock, $1.00 par value per share, shares of common stock, $1.00 par value per share, and warrants (collectively "Offered Securities"), hereby constitutes and appoints GEORGE L. CHAPMAN and BRUCE G. THOMPSON his true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity as director, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's Offered Securities on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 15th day of January, 1997.

					       /S/ FREDERIC D. WOLFE
						   Frederic D. Wolfe
						   Director


			       POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director of Health Care REIT, Inc. (the "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act debt securities, shares of preferred stock, $1.00 par value per share, shares of common stock, $1.00 par value per share, and warrants (collectively "Offered Securities"), hereby constitutes and appoints GEORGE L. CHAPMAN and BRUCE G. THOMPSON her true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the other, her true and lawful attorney-in-fact and agent, for her and in her name, place and stead, in the capacity as director, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's Offered Securities on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets her hand this 15th day of January, 1997.

					       /S/ SHARON M. OSTER
						   Sharon M. Oster
						   Director


			       POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director of Health Care REIT, Inc. (the "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act debt securities, shares of preferred stock, $1.00 par value per share, shares of common stock, $1.00 par value per share, and warrants (collectively "Offered Securities"), hereby constitutes and appoints GEORGE L. CHAPMAN and BRUCE G. THOMPSON his true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity as director, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's Offered Securities on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 15th day of January, 1997.

					       /S/ WILLIAM C. BALLARD, JR.
						   William C. Ballard, Jr.
						   Director


			       POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director of Health Care REIT, Inc. (the "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act debt securities, shares of preferred stock, $1.00 par value per share, shares of common stock, $1.00 par value per share, and warrants (collectively "Offered Securities"), hereby constitutes and appoints GEORGE L. CHAPMAN and BRUCE G. THOMPSON his true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity as director, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's Offered Securities on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 15th day of January, 1997.

					       /S/ WILLIAM C. BALLARD, JR.
						   William C. Ballard, Jr.
						   Director


			       POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director of Health Care REIT, Inc. (the "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act debt securities, shares of preferred stock, $1.00 par value per share, shares of common stock, $1.00 par value per share, and warrants (collectively "Offered Securities"), hereby constitutes and appoints GEORGE L. CHAPMAN and BRUCE G. THOMPSON his true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity as director, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's Offered Securities on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 15th day of January, 1997.

					       /S/ BRUCE DOUGLAS
						   Bruce Douglas
						   Director


			       POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director of Health Care REIT, Inc. (the "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act debt securities, shares of preferred stock, $1.00 par value per share, shares of common stock, $1.00 par value per share, and warrants (collectively "Offered Securities"), hereby constitutes and appoints GEORGE L. CHAPMAN and BRUCE G. THOMPSON his true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity as director, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's Offered Securities on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 15th day of January, 1997.

					       /S/ RICHARD C. GLOWACKI
						   Richard C. Glowacki
						   Director


			       POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director of Health Care REIT, Inc. (the "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act debt securities, shares of preferred stock, $1.00 par value per share, shares of common stock, $1.00 par value per share, and warrants (collectively "Offered Securities"), hereby constitutes and appoints GEORGE L. CHAPMAN and BRUCE G. THOMPSON his true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity as director, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's Offered Securities on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 15th day of January, 1997.

				    /S/ EDWARD F. LANGE, JR.
					Edward F. Lange, Jr.
					Vice President and Principal
					Financial Officer


			       POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director of Health Care REIT, Inc. (the "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act debt securities, shares of preferred stock, $1.00 par value per share, shares of common stock, $1.00 par value per share, and warrants (collectively "Offered Securities"), hereby constitutes and appoints GEORGE L. CHAPMAN and BRUCE G. THOMPSON his true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity as director, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's Offered Securities on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 15th day of January, 1997.

				    /S/ MICHAEL A. CRABTREE
					Michael A. Crabtree
					Principal Accounting Officer


			       POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director of Health Care REIT, Inc. (the "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act debt securities, shares of preferred stock, $1.00 par value per share, shares of common stock, $1.00 par value per share, and warrants (collectively "Offered Securities"), hereby constitutes and appoints BRUCE G. THOMPSON his true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity as director, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's Offered Securities on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 15th day of January, 1997.

				    /S/ GEORGE L. CHAPMAN
					George L. Chapman
					Director, Chairman of the Board,
					Principal Executive Officer
					and President